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SOSID: 1265825
Date Filed: 6/22/2012 10:34:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C201217000498

State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is: Tridentine Corporation

2. The number of shares the corporation is authorized to issue is: 1

3. These shares shall be: ***(check either a or b)***

   a. ☑ all of one class, designated as common stock; or

   b. ☐ divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

4. The street address and county of the initial registered office of the corporation is:

   Number and Street 32 Goshen Road

   City Engelhard State NC Zip Code 27824 County Hyde

5. The mailing address, ***if different from the street address,*** of the initial registered office is:

   Number and Street ____________________

   City ____________ State ______ Zip Code ______ County ______

6. The name of the initial registered agent is: James Nesfield

7. Principal office information: (***must select either a or b.***)

   a. ☑ The corporation has a principal office.

   The street address and county of the principal office of the corporation is:

   Number and Street 32 Goshen Road

   City Engelhard State NC Zip Code 27824 County Hyde

   The mailing address, ***if different from the street address,*** of the principal office of the corporation is:

   Number and Street ____________________

   City ____________ State ______ Zip Code ______ County ______

   b. ☐ The corporation does not have a principal office.

8. Any other provisions, which the corporation elects to include, are attached.

9. The name and address of each incorporator is as follows:
James Nesfield 32 Goshen Road, Engelhard, NC 27824 USA

10. These articles will be effective upon filing, unless a date and/or time is specified:

This the January day of 1st 20 12

Signature

James Nesfield CEO INCORPORATOR
Type or Print Name and Title

NOTES:
1. **Filing fee is $125. This document must be filed with the Secretary of State.**

CORPORATIONS DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622

NORTH CAROLINA
Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

TRIDENTINE CORPORATION

the original of which was filed in this office on the 4th day of November, 2016.

Scan to verify online.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 4th day of November, 2016.

Elaine F. Marshall

Secretary of State

SOSID: 1265825
Date Filed: 11/4/2016 7:30:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C2016 307 00699

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: Tridentine Corporation

2. The text of each amendment adopted is as follows (*State below or attach*):

   The Authorized Common Shares of the company are 100,000,000 .

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

4. The date of adoption of each amendment was as follows: November 1st, 2016
   A vote of the shareholders authorized the correction to be made on November 1st, 2016.

5. (Check either a, b, c, or d, whichever is applicable)

   a._____The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
   b._____The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
   c._____The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*)
   Thiis correction was required due to a clerical error on the part of the Incorporator.

   d. ✓ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT
Page 2

6. These articles will be effective upon filing, unless a delayed time and date is specified:

____

____

This the 3 day of November, 20 16

Tridentine *Corporation*
Name of Corporation

[signature]
Signature

James Nesfield CEO
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.